UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300

La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 18, 2011, the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) appointed Matthew W. Foehr, age 38, as the Company’s Executive Vice President and Chief Operating Officer.

In connection with this appointment and effective immediately, Mr. Foehr’s initial base annual salary is $350,000 and Mr. Foehr will be eligible to receive a bonus of 50% of his annual base salary pursuant to the Company’s incentive bonus plan. Mr. Foehr entered into the Company’s standard Change in Control Severance Agreement for Vice Presidents of the Company.

Mr. Foehr was issued options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2002 Stock Incentive Plan (“2002 Plan”), which options shall have a term of ten years and shall vest over four years, with 12.5% of the total number of shares subject to the option vesting on the date that is six months after the date of grant and the remaining shares subject to the option vesting in forty-two equal monthly installments thereafter. In addition, Mr. Foehr shall be granted an additional stock option to purchase 65,000 shares of the Company’s common stock pursuant to the 2002 Plan, which options shall have a term of ten years and shall vest on or by June 30, 2012 upon achievement of certain performance targets. The exercise price for all such options is equal to the closing price of the Company’s common stock on April 18, 2011. In addition, Mr. Foehr was issued 25,000 restricted stock units pursuant to the 2002 Plan, which restricted stock units shall vest over 3 years, in three equal annual installments on February 15, 2012, February 15, 2013, and February 15, 2014. The vesting of each the option and restricted stock unit grants is subject to Mr. Foehr’s continued status as an employee, director or consultant to the Company or its subsidiaries on the applicable vesting date.

Mr. Foehr has more than 17 years of experience managing global research and development programs. Most recently he was Vice President and Head of Consumer Dermatology R&D, as well as Acting Chief Scientific Officer of Dermatology, in the Stiefel division of GlaxoSmithKline (GSK). Following GSK’s $3.6 billion acquisition of Stiefel in 2009, Mr. Foehr led the R&D integration of Stiefel into GSK. Prior to GSK’s acquisition, at Stiefel Mr. Foehr served as Senior Vice President of Global R&D Operations, Senior Vice President of Product Development & Support, and Vice President of Supply Chain Technical Services. Prior to Stiefel, Mr. Foehr held various executive roles at Connetics Corporation including Senior Vice President of Technical Operations and Vice President of Manufacturing. Mr. Foehr is the author of multiple scientific publications and is named on numerous U.S. patents. He received his Bachelor of Science degree in Biology from Santa Clara University.

Item 7.01 Regulation FD Disclosure

On April 18, 2011, the Company issued a press release relating to the appointment of Mr. Foehr as the Company’s Chief Operating Officer and Executive Vice President. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Note: Information in this Current Report on Form 8-K furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 18, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 18, 2011.